Exhibit 3.2.5

HEADWATERS INCORPORATED

AMENDED AND RESTATED

BYLAWS

ARTICLE ONE
OFFICES

        Section 1. Registered Office.The registered office of HEADWATERS INCORPORATED, a Delaware corporation (the “Corporation”), shall be located in the City of Wilmington, State of Delaware.

        Section 2. Other Offices. The Corporation may also have offices at such other places, either within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or as the business of the Corporation may require.

ARTICLE TWO
MEETINGS OF STOCKHOLDERS

        Section 1. Place. All annual meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of stockholders may be held at such place, within or without the State of Delaware, and at such time as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

        Section 2. Time of Annual Meeting. Annual meetings of stockholders shall be held on such date and at such time fixed, from time to time, by the Board of Directors, provided, that there shall be an annual meeting held every calendar year at which the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

        To   be properly brought before the annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or the Chief Executive Officer, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or the Chief Executive Officer, or (c) otherwise properly brought before the meeting by a stockholder of record. In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered by a nationally recognized courier service or mailed by first-class United States mail, postage or delivery charges prepaid, and received at the principal executive offices of the Corporation, addressed to the attention of the Secretary of the Corporation, not less than sixty (60) days nor more than ninety (90) days prior to the scheduled date of the meeting (regardless of any postponements, deferrals or adjournments of that meeting to a later date); provided, however, that in the event that less than 75 days’ notice or prior public disclosure of the date of the scheduled meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the earlier of (a) the close of business on the 15th day following the day on which such notice of the date of the scheduled annual meeting was mailed or such public disclosure was made, whichever first occurs, and (b) two days prior to the date of the scheduled meeting. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class, series and number of shares of the Corporation that are owned beneficially by the stockholder, and (iv) any material interest of the stockholder in such business. A person shall be the “beneficial owner” of any shares of any class or series of capital stock of the Corporation of which such person would be the beneficial owner pursuant to the terms of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

        Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section; provided, however, that nothing in this Section shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.

        The Chairman of the Board of Directors of the Corporation (or such other person presiding at the meeting in accordance with these Bylaws) shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

        Section 3. Call of Special Meetings. Special meetings of the stockholders may be called by the Chief Executive Officer or the Secretary at the request of the Chairman of the Board or the Chief Executive Officer, or a resolution duly adopted by the affirmative vote of a majority of the Board of Directors.

        Section 4. Conduct of Meetings. The Chairman of the Board (or in his absence, the Chief Executive Officer or a designee of the Chairman of the Board) shall preside at the annual and special meetings of stockholders and shall be given full discretion in establishing the rules and procedures to be followed in conducting the meetings, except as otherwise provided by Law, as defined below, or in these Bylaws.

        For the purposes of these Bylaws, “Law” means any applicable law, including the provisions of the Delaware General Corporation Law.

        Section 5. Notice and Waiver of Notice. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the day of the meeting. If a meeting is adjourned to another time and/or place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the Board of Directors, after adjournment, fixes a new record date for the adjourned meeting or if the adjournment is for more than 30 days. Notice need not be given to any stockholder who submits a written waiver of notice by him before or after the time stated therein. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

        Section 6. Business of Special Meeting. Business transacted at any special meeting of stockholders shall be confined to the purposes stated in the notice thereof.

        Section 7. Quorum. The holders of a majority of the shares issued and outstanding entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of stockholders except as otherwise provided by Law, in the Corporation’s certificate of incorporation (the “Certificate of Incorporation”) or these Bylaws. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy or, if no stockholder is present or represented by proxy, by any officer entitled to preside at or to act as Secretary of such meeting, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified and called. The stockholders present at a duly organized meeting at which a quorum is present may continue to transact business notwithstanding the withdrawal of some stockholders prior to adjournment. The stockholders present at a duly organized meeting at which a quorum is present may continue to transact business notwithstanding the withdrawal of enough stockholders to have less than a quorum if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

        Section 8. Required Vote. The vote of the holders of a majority of the shares entitled to vote and represented at a meeting at which a quorum is present shall be the act of the Corporation’s stockholders unless the question is one upon which by express provision of Law or the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such provision shall govern and control the decision of such question. The vote required for the election of the Directors shall be by plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

        Section 9. Voting of Shares.Each outstanding share, regardless of class, shall be entitled to vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class are limited or denied by Law or the Certificate of Incorporation. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.

        Section 10. Proxies. A stockholder may vote in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be voted or acted upon after three (3) years from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and unless otherwise made irrevocable by Law.

        If a written instrument designates more than one person to act for a stockholder by proxy, except as otherwise provided in the proxy instrument, a majority of such persons present at any meeting at which such persons may act as proxies may exercise all the powers of voting or giving consents thereby conferred, or if only one is present, then such powers may be exercised by that one. If an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers with respect to the same portion of the shares as such person is of the proxies representing such shares.

        Section 11. Stockholder List.The officer or agent having charge of the Corporation’s stock transfer books shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, with the address of, and the number and class and series, if any, of shares held by each. Such list, for a period of ten (10) days prior to such meeting, shall be subject to inspection by any stockholder, for any purpose germane to the meeting, at any time during the usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or stock transfer books or to vote at any such meeting of stockholders.

        Section 12. Action Without Meeting. Provided the required notice to the Corporation is given, any action required by Law to be taken at a meeting of stockholders, or any action that may be taken at a meeting of the stockholders, may be taken without a meeting if a consent, or consents, in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at meeting at which all shares entitled to vote thereon were present and voted with respect to the subject matter thereof, and such consent shall be delivered to the Corporation by delivery to its registered office, or its principal place of business, to the attention of the Secretary of the Corporation. Delivery shall be by hand or certified mail, return receipt requested. Such consent shall have the same force and effect as a vote of stockholders taken at such a meeting.

        In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. A stockholder’s notice to the Secretary shall set forth as to each matter included in the written consent (i) a brief description of the nature of the business to be determined by the written consent, (ii) the name and record address of the stockholder proposing such business, (iii) the class, series and number of shares of the Corporation that are owned beneficially by the stockholder, and (iv) any material interest of the stockholder in such business. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date had been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, or its principal place of business, to the attention of the Secretary of the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date had been fixed by the Board of Directors and prior action by the Board of Directors is required by Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

        Section  13. Fixing Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purposes, except as otherwise provided by Law, the Certificate of Incorporation or these Bylaws, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days, and, in case of a meeting of stockholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolutions of the Board of Directors declaring such dividend are adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to notice or to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, except where the Board of Directors fixes a new record date for the adjourned meeting.

        Section   14. Inspectors and Judges. The Board of Directors in advance of any meeting of stockholders may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment thereof. If any inspector or inspectors, or judge or judges, are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by the Board of Directors in advance of the meeting, or at the meeting by the person presiding thereat. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots and consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots and consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by him or them, and execute a certificate of any fact found by him or them.

ARTICLE THREE
DIRECTORS

        Section  1. Number, Election and Term. The number of directors of the Corporation shall be fixed from time to time, within the limits specified by the Certificate of Incorporation or these Bylaws, by resolution of the Board of Directors; provided, however, no director’s term shall be shortened by reason of a resolution reducing the number of directors or any amendment of these Bylaws. Directors need not be residents of the State of Delaware, stockholders of the Corporation or citizens of the United States. The Board of Directors shall be divided into three classes, Class I, Class II and Class III, each class to be as nearly equal in number as possible, the term of office of directors of the first class to expire at the first annual meeting of stockholders after their election, that of the second class to expire at the second annual meeting after their election, and that of the third class to expire at the third annual meeting after their election. Any director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of the class.

        Subject   to the rights of holders of any class or series of stock pursuant to the Certificate of Incorporation, nominations of persons for election to the Board of Directors at the annual or special meeting called for that purpose, by or at the direction of the Board of Directors, may be made by the Board of Directors or any nominating committee or person appointed by the Board of Directors; nominations may also be made by any stockholder of record of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered by a nationally recognized courier service or mailed by first-class United States mail postage or delivery charges prepaid, and received at the principal executive offices of the Corporation addressed to the attention of the Secretary of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the scheduled date of the meeting (regardless of any postponements, deferrals or adjournments of that meeting to a later date); provided, however, that in the event that less than seventy-five (75) days’ notice or prior public disclosure of the date of the scheduled meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the earlier of (a) the close of business on the fifteenth (15th) day following the day on which such notice of the date of the scheduled annual meeting was mailed or such public disclosure was made, whichever first occurs, and (b) two days prior to the date of the scheduled meeting. Such stockholder’s notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class, series and number of shares of capital stock of the Corporation that are owned beneficially by the person, (iv) a statement as to the person’s citizenship, and (v) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (including, without limitation, the written consent of such person to having such person’s name placed in nomination at the meeting and to serve as a Director of the Corporation if elected); and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder and (ii) the class, series and number of shares of capital stock of the Corporation that are owned beneficially by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.

        In  connection with any annual or special meeting, the Chairman of the Board of Directors (or such other person presiding at such meeting in accordance with these Bylaws) shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

        Each  director shall hold office for the class term for which he is elected and until his successor shall be elected and qualified. Notwithstanding anything herein to the contrary, any director may be removed from office at any time, but only for cause, by the vote or written consent of stockholders representing not less than two-thirds of the issued and outstanding stock entitled to vote.

        The  Board of Directors shall have no less than five members and no more than nine members, with the exact number fixed from time to time by the Board of Directors.

        Section  2. Enlargement and Vacancies. A director may resign at any time by giving written notice to the Board of Directors or the Chairman of the Board. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in the Board of Directors, including any directorship to be filled by reason of an increase in the size of the Board of Directors shall be filled by the affirmative vote of a majority of the current directors though less than a quorum of the Board of Directors, or may be filled by an election at an annual or special meeting of the stockholders called for that purpose. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, or until the next election of one or more directors by stockholders if the vacancy is caused by an increase in the number of directors. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by Law or these Bylaws, may exercise the powers of the full Board of Directors until the vacancy is filled.

        Section  3. Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by Law or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised and done by the stockholders.

        Section  4. Place of Meetings.Meetings of the Board of Directors, regular or special, may be held either within or without the State of Delaware.

        Section  5. Regular Meetings.Regular meetings of the Board of Directors may also be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

        Section  6. Special Meetings and Notice. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or the Secretary and shall be called by the Secretary on the written request of any two directors or by one director if there is only one director in office. Written notice of the time and place of special meetings of the Board of Directors shall be given to each director at least twenty-four (24) hours before the meeting. Except as required by Law, neither the business to be transacted at nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Notice of the time and place of special meetings shall be delivered personally or by telephone to each director, or sent by first-class mail or telegram, cable, commercial delivery service, telex, facsimile transmission, or electronic means, charges prepaid, sent to such director’s business or home address as they appear upon the records of the Corporation. In case such notice is mailed, it shall be deposited in the United States mail at least four days prior to the time of holding of the meeting. In case such notice is delivered personally or by telegram, cable, commercial delivery service, telex, facsimile transmission, or electronic means, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Whenever any notice is required to be given to any director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice, and such notice need not specify the purposes of the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

        Section  7. Quorum and Required Vote. A majority of the directors then in office shall constitute a quorum for the transaction of business and the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is required by the Certificate of Incorporation or Law. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally notified and called.

        Section  8. Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or committee thereof may be taken without a meeting if a consent in writing, setting forth the action taken, is signed by all of the members of the Board of Directors or the committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a meeting.

        Section  9. Telephone Meetings.Directors and committee members may participate in and hold a meeting by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

        Section  10. Committees. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Corporation except where the action of the full Board of Directors is required by Law. Vacancies in the membership of a committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. The executive committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by Law.

        Section  11. Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors, including, without limitation, for their services as members of committees of the Board of Directors.

        Section  12. Chairman of the Board. The Board of Directors may, in its discretion, choose a Chairman of the Board who shall preside at meetings of the stockholders and of the directors. The Chairman of the Board shall have such other powers and shall perform such other duties as are customarily vested in the office or as may be designated by the Board of Directors. The Chairman of the Board shall be a member of the Board of Directors but no other officers of the Corporation need be a director. The Chairman of the Board shall serve until his successor is chosen and qualified, but he may be removed at any time by the affirmative vote of a majority of the Board of Directors.

ARTICLE FOUR
OFFICERS

        Section  1. Positions. The officers of the Corporation shall consist of a Chief Executive Officer or a President, or both, one or more Vice Presidents, a Secretary and a Chief Financial Officer or a Treasurer, or both, and if elected by the Board of Directors by resolution, a Chairman of the Board or Vice Chairman of the Board, or both. Any two or more offices may be held by the same person. In the event that the Board of Directors shall not have designated a Chief Executive Officer, the President shall serve as Chief Executive Officer for all purposes under these Bylaws.

        Section  2. Election of Specified Officers by Board. The Board of Directors from time to time shall elect or appoint a Chief Executive Officer or a President, or both, one or more Vice Presidents, a Secretary, and a Chief Financial Officer or a Treasurer, or both.

        Section  3. Election or Appointment of Other Officers. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors, or, unless otherwise specified herein, appointed by the Chief Executive Officer. The Board of Directors shall be advised of appointments by the Chief Executive Officer at or before the next scheduled Board of Directors meeting.

        Section  4. Salaries. The salaries of all officers of the Corporation shall be fixed from time to time by the Board of Directors or pursuant to its discretion.

        Section  5. Term. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer or agent elected or appointed by the Board of Directors or the Chief Executive Officer of the Corporation may be removed, either with or without cause, by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officers or agents appointed by the Chief Executive Officer of the Corporation pursuant to Article Four, Section 3 may also be removed from such officer positions by the Chief Executive Officer, with or without cause. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors, or, in the case of an officer appointed by the Chief Executive Officer of the Corporation, by the Chief Executive Officer or the Board of Directors.

        Section  6. Chief Executive Officer. The Chief Executive Officer of the Corporation shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board or in the event the Board of Directors shall not have designated a Chairman of the Board, the Chief Executive Officer shall preside at meetings of the stockholders and the Board of Directors.

        Section  7. President. The President of the Corporation, unless otherwise determined by the Board of Directors, shall in the absence or disability of the Chief Executive Officer perform the duties and exercise the powers of the Chief Executive Officer. The President shall perform such other duties and have such other powers as the Board of Directors shall prescribe or as the Chief Executive Officer may from time to time delegate.

        Section  8. Vice Presidents.The Vice Presidents shall perform such duties and have such powers as the Board of Directors shall prescribe or as the Chief Executive Officer may from time to time delegate.

        Section  9. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer, under whose supervision he shall be.

        Section  10. Chief Financial Officer. The Chief Financial Officer, unless otherwise determined by the Board of Directors, shall in the absence or disability of the President perform the duties and exercise the powers of the President. If a President has not been appointed, in the absence or disability of the Chief Executive Officer, the Chief Financial Officer shall perform the duties and exercise the powers of the Chief Executive Officer, unless otherwise determined by the Board of Directors. The Chief Financial Officer shall have general charge and supervision of the financial affairs of the Corporation, including budgetary and accounting methods, and shall approve for payment, or designate others to approve for payment, all vouchers for distribution of funds and shall perform such other duties as may be assigned by the Board of Directors or the Chief Executive Officer.

        Section  11. Treasurer. The Treasurer of the Corporation, unless otherwise determined by the Board of Directors, shall in the absence or disability of the Chief Financial Officer perform the duties and exercise the powers of the Chief Financial Officer. The Treasurer shall perform such other duties and have such other powers as the Board of Directors or Chief Executive Officer shall prescribe or as the Chief Financial Officer may from time to time delegate.

ARTICLE FIVE
CERTIFICATES FOR SHARES

        Section  1. Issue of Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates (and upon request every holder of uncertificated shares) shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, or the Chief Executive Officer, President or Vice President, and by the Chief Financial Officer or Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form.

        Certificates  may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

        Within  a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required by Law or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

        Section  2. Facsimile Signatures. Any and all signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of the issue.

        Section  3. Lost Certificates.The Corporation may issue a new certificate of stock in place of any certificate therefore issued by it, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen, or destroyed certificate, or his legal representative to give the Corporation reasonable evidence of such loss, theft or destruction, to advertise the same in such manner as it shall require, and/or to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

        Section  4. Transfer of Shares.Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions and proper evidence of compliance of other conditions to rightful transfer from the registered owner of uncertificated share, such uncertificated shares shall canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

        Section  5. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by Law.

ARTICLE SIX
GENERAL PROVISIONS

        Section  1. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in cash, property, or its own shares pursuant to Law and subject to the provisions of the Certificate of Incorporation.

        Section  2. Reserves. The Board of Directors may by resolution create a reserve or reserves out of earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

        Section  3. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

        Section  4. Fiscal Year. The fiscal year of the Corporation shall end on September 30 of each year, unless otherwise fixed by resolution of the Board of Directors.

        Section  5. Delivery of Notice. Whenever, under the provisions of Law, the Certificate of Incorporation or these Bylaws, unless otherwise specifically provided, written notice is required to be given to any director or stockholder, such notice may be given by mail, addressed to such director or stockholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or delivered to a nationally recognized courier service. Unless written notice by mail is required by Law, written notice may also be given by telegram, cable, telecopy, commercial delivery services, telex or similar means, addressed to such director or stockholder at such person’s address as it appears on the records of the Corporation, in which case such notice shall be deemed to be given when delivered into the control of the persons charged with effecting such transmission, the transmission charge to be paid by the Corporation or the person sending such notice and not by the addressee. Oral notice or other in-hand delivery, in person or by telephone, shall be deemed given at the time it is actually given.

ARTICLE SEVEN
AMENDMENTS OF BYLAWS

        These  Bylaws may be altered, amended or repealed or new Bylaws may be adopted at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting. The stockholders of the Corporation shall also have the power to adopt, amend or repeal these Bylaws at any annual or special meeting or by written consent, by the affirmative vote of a majority of the shares entitled to vote, in addition to any other affirmative vote that may be required by Law, the Certificate of Incorporation or these Bylaws. Any proposal by a stockholder of the Corporation to adopt, amend or repeal these Bylaws, in order to be validly acted upon at any meeting or adopted by written consent, shall comply with the provisions of the Bylaws concerning notice to be provided by stockholders.